Exhibit 99.1

AIA Group Limited 16/F AIA Central 1 Connaught Road Central Hong Kong T: (852) 2832 1800 F: (852) 2572 4695

AIA.COM

Media Release
NOT FOR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES

Contact:	Patricia Chua/Crystal Leung, AIA
+852 28321366/+852 28321227

Alastair Hetherington/Queenie Tsao, Financial Dynamics
+852 37169800
AIA ANNOUNCES GLOBAL OFFERING — THE DECISIVE STEP IN ITS PATH TO INDEPENDENCE
HONG KONG, 17 October 2010 — AIA Group Limited (“AIA” or “the Group”; stock code: 1299) announces details of a global offering of shares (“the Global Offering”) and proposed listing on the Main Board of The Stock Exchange of Hong Kong Limited (“HKEx”).
Focus on delivering a new phase of strong profitable growth
Mr. Mark Tucker, AIA Group Executive Chairman and Chief Executive Officer said, “The economic, demographic and social characteristics of Asia have converged to create enormous opportunities for the insurance sector and those best positioned to exploit them. AIA has a truly exceptional pan-Asian franchise. We have a very large geographic footprint covering 15 markets, a very well-recognised and strong brand as well as leadership positions in six of these markets. With the Global Offering, AIA will become the only independent, listed life insurance group exclusively focused on the Asian growth opportunity — the first of its kind in the life insurance sector.”
“We have a number of critical competitive advantages, including strong distribution platforms, the foremost of which is a large, productive and professional agency force; diverse and innovative product offerings; 100%1 ownership of all of our operations except in India; scale greater than most of our peers, and strong cash generation to support both dividends and new business growth. All in all — a truly great combination.”
“AIA has delivered profitable growth even through the turbulence of the last 24 months. We are financially robust, with a very strong balance sheet and solvency position, which will enable us to continue to grow in the future. The life insurance market potential in Asia is unequalled. There is enormous headroom for profitable growth in all our markets and we have a very clear strategy to ‘unleash the potential of AIA’ which we believe will deliver exceptional value to our shareholders.”

NOT FOR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES
“Our vision is to be the pre-eminent life insurance provider in the Asia-Pacific region. We believe that no company is better placed than AIA in terms of customers, distribution, products, geography, scale and financial strength to exploit the pan-Asian growth opportunity.”
AIA traces its roots in Asia back more than 90 years. It is a leading life insurance organisation in the Asia-Pacific region with over 23 million individual in-force policies and 10 million members of group policies. The Group holds number one market positions in six of its 15 geographical markets and has over 24,000 employees. AIA is also the largest foreign life insurer in China (based on life insurance premiums in 2009). The Group’s tied agency force of over 300,000 (including more than 25% of the total numbers of agents in the Hong Kong and Singapore markets in 2009) and a fast expanding multi-channel distribution platform enable AIA to offer a diversified suite of innovative products to meet the needs of customers across the Asia-Pacific region.
AIA’s strategy for growth is to:
-	Continue to build its tied agency distribution strength in all markets;

-	Expand and broaden its bancassurance and direct marketing distribution channels;

-	Deepen relationships with customers through cross-selling and up-selling opportunities;

-	Increase the proportion of high margin products;

-	Meet Takaful/Shariah market needs in Malaysia and Indonesia;

-	Maximise the value of its opportunities in China and India;

-	Drive operational efficiencies to further streamline its business and reduce costs; and

-	Be an employer of choice
According to a recent July 2010 independent survey published in a Media Magazine report sponsored by Asian Wall Street Journal, AIA was the number one global insurance brand in Asia-Pacific.
The Offering
A base number of approximately 5.86 billion AIA shares will be offered in the Global Offering. Up to 8.08 billion AIA shares may be offered in total if the underwriters choose to exercise in full both the Offer Size Adjustment Option (representing up to an additional 20% of the base number of shares offered) and the Over-Allotment Option (representing up to 15% of the total shares offered in the Global Offering, including any shares offered under the Offer Size Adjustment Option).

NOT FOR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES
The Global Offering will include a Hong Kong Public Offer of approximately 586 million AIA shares (subject to adjustment and the Offer Size Adjustment Option) and an International Placing of approximately 5.27 billion AIA shares (subject to adjustment, the Offer Size Adjustment Option and the Over-Allotment Option) at an offer price range of HK$18.38 per share to HK$19.68 per share.
AIA Aurora LLC, a wholly-owned subsidiary of American International Group, Inc. (AIG), currently owns all of the issued and outstanding shares of AIA Group Limited. Immediately after the Global Offering, AIG (through AIA Aurora LLC) is expected to own between 51.4% and 32.9% of AIA’s issued and outstanding share capital, depending on whether and the extent to which, the Offer Size Adjustment Option and the Over-Allotment Option are exercised.
As part of the International Placing, Chow Tai Fook Nominee Limited, Guoco Management Co. Ltd, Guoline Capital Limited, Hong Leong Assurance Berhad, Kumpulan Wang Persaraan (Diperbadankan), Kuwait Investment Authority, Lorita Investments Limited, NWS Financial Management Services Limited and Wing Trade Investments Limited have agreed to purchase an aggregate of approximately US$1,920 million worth of shares as cornerstone investors at the final offer price.
The Hong Kong Public Offer will open at 9:00 a.m. on 18 October 2010 and close at 12 noon on 21 October 2010 (all times local Hong Kong). The Offer Price is expected to be determined on or around 22 October 2010. Trading of shares is expected to commence on the Main Board of the Hong Kong Stock Exchange on Friday, 29 October 2010 under the stock code 1299. The shares will be traded in board lots of 200 shares.
Citi, Deutsche Bank, Goldman Sachs and Morgan Stanley are the Joint Global Coordinators and Joint Sponsors of the Global Offering, as well as Joint Bookrunners and Joint Lead Managers of the Global Offering. Other Joint Bookrunners and Joint Lead Managers include Barclays Capital, Bank of America Merrill Lynch, CIMB Group, Credit Suisse, ICBC International, J.P. Morgan and UBS. ICBC International is also the Financial Adviser to AIA.
Further details about the Global Offering are available from the prospectus to be posted on the Hong Kong Stock Exchange website http://www.hkexnews.hk/reports/newlisting/prospectus.htm and AIA’s company website http://www.aia.com from 18th October 2010.

NOT FOR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES
About the AIA Group
The AIA Group has branch offices, subsidiaries and affiliates located in Australia, Brunei, China, Hong Kong, India, Indonesia, Macau, Malaysia, New Zealand, the Philippines, Singapore, Korea, Taiwan, Thailand and Vietnam.
AIA derives substantially all of its total weighted premium income from its 15 geographical markets across the Asia-Pacific region. Each of the individual local operating units is a significant business in its own right, with Hong Kong, Singapore and Thailand each contributing more than US$300 million of operating profit in Fiscal Year (FY) 2009. At the same time, no more than 25% of the Group’s total weighted premium income came from any one geographical market in FY 2009.
As of 31 May 2010, AIA had total assets of US$95,738 million, total equity attributable to shareholders of US$16,547 million, an embedded value of US$21,978 million, and capital in excess of its requirements under relevant Hong Kong insurance regulatory guidance. The Group was also in compliance with relevant capital adequacy requirements in each of its geographical markets.
In FY 2009, AIA recorded operating profit of US$1,781 million and an operating margin of 15.3%. For the six months ended 31 May 2010, the Group recorded an operating profit of US$1,134 million and an operating margin of 18.8%.
AIA believes that in the absence of unforeseen circumstances, its consolidated operating profit for the fiscal year ending 30 November 2010 is expected to be not less than US$2,000 million, its consolidated operating profit after tax attributable to the shareholders of AIA for the year ending 30 November 2010 is expected to be not less than US$1,600 million and its consolidated net profit attributable to the shareholders of AIA is expected to fall within the range of US$1,400 million to US$2,300 million.2

[1]	AIA owns 99.78% of The Philippine American Life and General Insurance Company

[2]	For further information on the bases, assumptions and sensitivity analysis relating to the profit forecast, please refer to Appendix II of the Company’s Web Proof Information Pack which is available at http://www.hkexnews.hk/reports/prelist/wpip_co_list.htm or from 18 October 2010, the prospectus posted on the Hong Kong Stock Exchange website http://www.hkexnews.hk/reports/newlisting/prospectus.htm and AIA’s company website http://www.aia.com”
# # #

NOT FOR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES
This document is not an offer of securities for sale nor a solicitation of an offer to purchase securities in the United States. Securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The shares of AIA have not been and will not be registered under the Securities Act and AIA does not intend to make a public offer of its securities in the United States.
This announcement contains or incorporates by reference ‘forward-looking statements’ regarding the belief or current expectations about AIA’s business and the transactions described in this announcement. Generally, words such as “may”, “could”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “plan”, “seek”, “continue” or similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside the control of AIA and are difficult to predict, that may cause actual results to differ materially from any future results or developments expressed or implied from the forward-looking statements. No statement in this announcement is intended to imply that the earnings of AIA for the current year or future years will necessarily match or exceed the historical or published earnings of the company. Each forward-looking statement speaks only as of the date of the particular statement. AIA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AIA’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
# # #

5